Exhibit 99.2

Conference Call Script

Operator Introduction

Welcome to the Fisker and Spartan Energy Transaction Conference Call.

I would like to first remind everyone that this call may contain forward-looking statements including, but not limited to, Fisker and Spartan Energy Acquisition Corp.’s expectations or predictions of financial and business performance and conditions, competitive and industry outlook and the timing and completion of the transaction. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions and they are not guarantees of performance. I encourage you to read the press release issued today, the accompanying presentation and Spartan Energy Acquisition Corp.’s filings with the SEC for a discussion of the risks that can affect the business combination, our business and the business of the combined company after completion of the proposed business combination.

Spartan Energy Acquisition Corp. and Fisker are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. I will now turn the call over to Mr. Geoff Strong. Please go ahead, sir.

Geoff Strong, Apollo

Thank you operator and good day to everyone. This is Geoff Strong, Chairman and CEO of Spartan and also Senior Partner and Co-Head of Infrastructure and Natural Resources at Apollo. We are very excited to announce this transaction today between Spartan, a special purpose acquisition company sponsored by an affiliate of Apollo Global Management, and Fisker.

Since forming Spartan in 2018, we have evaluated countless opportunities in several sectors, but have been increasingly focused on investments with clear sustainability and ESG merits. We have been able to leverage Apollo’s expertise in these areas, given the firm’s track record in renewables and the energy transition more broadly. We believe this transformational transaction is a great fit for Spartan shareholders and will help fulfill Fisker’s vision of attainable electric transportation and further contribute to a cleaner environment for everyone. Henrik has an unparalleled and world-renowned design track record, and Fisker is supported by an expert management team with storied careers in the automotive industry. The right team, combined with deep financial resources provided by this transaction, will position Fisker to succeed in a rapidly growing industry.

I will now turn the call over to Henrik to walk through the Fisker story. Henrik?

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Henrik Fisker, Fisker Inc.

Thank you, Geoff. At Fisker, we have a great sustainable growth story to tell, and I am excited to share this with you today. Our vision is simple – a clean future for all. And to play our part in achieving this goal, Fisker’s mission is to create the world’s most emotional and sustainable vehicles.

We strive to accomplish this by producing a zero emission vehicle that uses sustainable materials and green technologies, doing so by minimizing our manufacturing carbon footprint versus the traditional vehicle production model.

Looking at the automotive landscape today, we see it facing a huge disruption over the next 5-7 years as it confronts several large challenges. Starting with electrification being the single largest disruptor for the industry, these challenges include the need to develop new technologies, a need for the development of new digital customer experiences, and a fundamental shift in the significance of software over hardware.

Historically, a car’s brand, reputation, or appeal has been a function of its hardware. As such, hardware has often been treated by automotive manufacturers as a unique, proprietary focus in development of a vehicle. As hardware in electric vehicles such as motors, batteries, electric steering racks, electric air conditioning units and many other parts become non-differentiators and increasingly commoditized, we believe software development will become the true differentiator for an automobile, and we expect there to be several suppliers of high volume, high quality cost optimized electric vehicle platforms.

At Fisker, we are focusing on trends we see unfolding in the interests and tastes of the modern consumer, and these observations underpin our business strategy. Specifically, we see four points that are worth noting:

First, consumer appreciation for a vehicle. While design and the emotional appeal of a beautiful car will always be paramount, the way a consumer thinks about a vehicle is completely changing. A young person’s first ride is often now likely in the back seat of a ride-share vehicle. As such, the interior and exterior design, proportions, and character-building software of a vehicle will be increasingly important.

Second, the digital experience. We believe that providing a seamless digital experience is the optimal way to interact with our customers. Starting with the Flexee app we launched in 2019, we intend to use an entirely digital customer experience.

Third, insurance costs. Spending on insurance is a necessity – it is truly an expense and not something that brings the consumer joy. As such, we have focused our business model on minimizing insurance costs by lowering prices for spare parts, as spares are a big component of insurance costs.

And fourth, commitment. We find that consumers are increasingly striving to achieve less commitment when it comes to their vehicle. Our innovative flexible lease model is very unique. This commercial model allows for the consumer to make a modest down payment on a car, followed by typical monthly payments. The consumer then has the ability to turn in the car in whatever timeframe he or she would like–they could keep the car for a month or for years. The car will be under full warranty and refurbished as necessary when returned, and then redeployed to another customer at a slightly lower price. This cycle will repeat over an 8-year period, allowing us to maximize vehicle economics, while delivering unrivaled consumer flexibility.

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Given our views on these trends and the factors that we think will matter most to the consumer, we are de-emphasizing the need to dedicate our own resources on hardware and view partnerships as the ideal business model.

To elaborate – we are looking for like-minded, large OEMs that share our views on how the market is evolving, and as such, are willing to provide a fully developed platform, or skateboard, as we call it, on which we can build our car with our own Fisker software and other consumer facing features both in the interior and on the exterior. Platform sharing is about risk mitigation, cost optimization and being faster to market. With an established OEM, experienced and precision engineering is world class from day one and the learning curve for the total enterprise is reduced by orders of magnitude, resulting in high quality assembled cars.

Further, today, the automotive production industry suffers from an estimated 20% overcapacity. Specifically, we estimate that the industry has the capacity to produce approximately 100 million vehicles today versus current production of around 80 million. It is with this in mind that we have decided to seek out a partnership with an existing manufacturer rather than adding additional production capacity. This approach lowers our upfront costs, while also supporting our ESG mission by reducing the carbon footprint of our operations.

Ultimately, by seeking out a partner that will provide a developed platform, we will accomplish an asset light model that is not heavily vertically-integrated, and which we believe is substantially derisked. As such, we can focus exclusively on innovation in consumer-facing areas of the car, which are software, sustainability and a highly emotional design.

We are confident that this asset light model will allow us to deliver a compelling, affordable vehicle with an unparalleled digital consumer experience. Most importantly, we believe this model will result in a very dependable, attractive free cash flow profile over the long-term and beginning in 2023, our first full year of deliveries of our first vehicle, the Fisker Ocean all electric vehicle.

Briefly on the Fisker Ocean. This car falls in the premium category of the market and specifically premium SUVs, which sell in the approximately 40,000 dollar price range. We are focusing here as this is the automotive industry’s largest and fastest growing segment. We were proud to first unveil the Fisker Ocean at the CES 2020, where it was met with significant accolades, receiving more awards than any other carmaker at the event.

Interest in the Fisker Ocean has been tremendous, as we have received more than 25,000 indications of interest and more than 5,000 pre-reservations. And, reservations keep coming in every single day. The vehicle is expected to be ready for delivery beginning in the fourth quarter of 2022.

We look forward to completing this transaction with Spartan and Apollo and transitioning to the public markets as the world’s first digital car company. Thank you for your time today.

Operator Closing

That concludes today’s conference call. Thank you, you may now disconnect.

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